UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 14, 2009
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3303 Port and Harbor Drive
Bay St Louis, Mississippi	39520
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (228) 533-4480
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement.
          On January 14, 2009, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor in possession credit agreement dated February 27, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto (the “DIP Lenders”). The amendment changed the following terms of the Credit Agreement:
•	The Agreement contains provisions that limit the amount an Eligible Receivable from a customer (i.e. a receivable from a customer that could be included in the Borrowing Base) to a percentage of total Accounts Receivable (the “Concentration Limit”). This amendment increased the Concentration Limit for certain customers. On the date of the amendment, this change increased the Eligible Accounts Receivable and therefore increased the Borrowing Base.

•	Certain “Specified Accounts Receivable” are now considered as “Eligible Accounts Receivable” and included in the Borrowing Base. Specified Accounts Receivable are defined as the insured amount of certain foreign fiber receivables.

•	The Borrowers were granted a 10 day extension from January 15th to January 25th 2009 to deliver their monthly financial package for December 2008.

•	The requirement that the Borrowers’ provide a liquidation budget to be utilized in the event that the Reorganization Plan is not confirmed was waived.
          This description is qualified in its entirety by reference to Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits
10.1 Amendment to the Credit Agreement, effective January 14, 2009, by and among Wellman, Inc. as Funds Administrator and the other borrowers under the Credit Agreement party hereto, each as Debtor and Debtor-in-possession, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
January 21, 2009	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to the Credit Agreement, effective January 14, 2009, by and among Wellman, Inc. as Funds Administrator and the other borrowers under the Credit Agreement party hereto, each as Debtor and Debtor-in-possession, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.